SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): November 19, 1997



                             Regent Bancshares Corp.
              -----------------------------------------------------
              (Exact name of registrant as specified in is charter)




    New Jersey                    0-17753                     23-2440805
 ---------------                -----------                ------------------
 (State or other                (Commission                (I.R.S. Employer
 jurisdiction of                File Number)               Identification No.)
 incorporation)



1430 Walnut Street, Philadelphia, Pennsylvania                         19102
----------------------------------------------                       ---------
(Address of principal executive offices)                             (Zip Code)



Registrant's telephone number, including area code (215) 546-6500
                                                   ---------------


                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events.


         On November 18, 1997, Registrant completed the redemption of all outstanding shares of its Series A through Series E Convertible Preferred Stock (collectively, the "Preferred Stock"). As of June 30, 1997, Registrant had outstanding an aggregate of 564,726 shares of Preferred Stock. Prior to the November 18, 1997 redemption date, the holders of 548,194 shares of Registrant's Preferred Stock converted their Preferred Stock into Registrant's Common Stock in accordance with the terms of the applicable certificates of designation. On November 18, 1997, the remaining 16,532 shares of Registrant's Preferred Stock were redeemed at the redemption price of $10.00 per share.

         As of the close of business on November 18, 1997, Registrant had outstanding 3,407,022 shares of Common Stock. The Common Stock is Registrant's only outstanding class of equity security.


Item 7.  Financial Statements and Exhibits.

         (a)  Financial statements of businesses acquired:

              Not applicable.

         (b)  Pro forma financial information:

              Not applicable.

         (c)  Exhibits:

              99 - November 19, 1997 press release regarding the completion of the redemption of Registrant's outstanding Preferred
                    Stock.



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




                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            REGENT BANCSHARES CORP.



Dated:  December 10, 1997                   By:/s/ Robert B. Goldstein
                                               -----------------------
                                                Robert B. Goldstein, President
                                                  and Chief Executive Officer




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


                                  EXHIBIT INDEX


Exhibit
Number                               Description
-------                   --------------------------------------
   99                     November 19, 1997 press release
                          regarding the completion of the
                          redemption of Registrant's outstanding
                          Preferred Stock




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